Exhibit 99.1

Callon Petroleum Announces Agreement with Lone Star Value and Appointment of New Independent Director

Natchez, MS (March 23, 2015) – Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that it has entered into an agreement with Lone Star Value Management, LLC (“Lone Star Value”), pursuant to which Callon has agreed to expand the size of the Company’s Board of Directors (the “Board”) from seven to eight directors and to designate one new independent director – Michael L. Finch – to fill the newly-created directorship, effective the day prior to Callon’s 2015 annual meeting of stockholders.  Mr. Finch will also be nominated by the Company for re-election to the Board, at the Company’s 2015 annual meeting of stockholders, as a Class I director (whose term expires at the 2016 annual meeting of stockholders).

Fred Callon, Callon’s Chairman and CEO, said, “Callon has long benefited from a strong Board that comprises industry leaders who have diverse expertise relevant to Callon’s strategies for growth and value creation.  We look forward to additional contributions from Mike.  We are pleased with the progress we are making as we continue to execute on the next phase of our growth strategy as a pure-play, onshore operator in the Permian Basin.”

“We appreciate Callon’s openness to adding fresh insight on the Board,” said Jeffrey E. Eberwein, founder and Chief Executive Officer of Lone Star Value.  “Mike’s expertise in finance, audit, and oil and gas will be a strong complement to Callon’s Board. We look forward to continuing to work constructively with Callon and the Board to help enhance value for all stockholders.”

Pursuant to its agreement with Callon, Lone Star Value has agreed to certain customary standstill and voting provisions. The agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About Michael L. Finch

Michael L. Finch served as Chief Financial Officer and a member of the Board of Directors of Stone Energy Corporation from 1993 until his retirement in 1999. He was affiliated with Stone in a variety of capacities for nineteen years. Prior to his service with Stone, he was employed by an international public accounting firm in New Orleans, Louisiana. Mr. Finch also has served as a director and Audit Committee Chairman of PetroQuest Energy, Inc. since November 2003. Mr. Finch has been a private investor since 1999. He was licensed as a Certified Public Accountant in 1978, and received a Bachelor of Science in Accounting from the University of South Alabama in 1976.

About Callon Petroleum

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities (including about the Pending Acquisition) that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements.  The forward-looking statements are based on management's current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company's management. Information concerning these risks and other factors can be found in the Company's filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, available on the Company's website or the SEC's website at www.sec.gov.

For further information contact:

Joe Gatto

Callon Petroleum, Senior Vice President and Treasurer

800-451-1294